UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 12, 2018

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Brunson Chandler Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

Phone: (801) 303-5730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sale of Exploration Lease and Option to Purchase Agreement

On July 11, 2018, Nevada Canyon Gold Corp. (“NCG”) entered into a Definitive Purchase Agreement with Walker River Resources Corp., a Canadian public company (TSX.V:WRR,) for the sale of an Exploration Lease and Option to Purchase Agreement dated June 7, 2017 (the “Agreement”) with Goodsprings Development LLC, a Nevada limited liability corporation (“GSD”)

GSD holds all rights, titles and 100% undivided interest in and to the Garfield Flats Project, consisting of 156 unpatented mining claims, (3120 acres) located in sections 27 and 28 of T 7 N, R 32 E, Mineral County, Nevada about 18 miles southeast of the town of Hawthorne. (the “Property”).

Full consideration of the Definitive Sale Agreement consisted of a cash payment of $55,000.00, that was paid upon the execution of the agreement on July 11, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.02	Exploration Lease and Option to Purchase Agreement, dated June 7, 2017 (1)

10.05	Definitive Purchase Agreement dated July 11, 2018 *

(1)	Incorporated by reference herein from the Form 8-K filed by the Company on June 8, 2017.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date: July 12, 2018